Joint Filer Information

Name: DANIEL B. ZWIRN

Address:   c/o D.B. Zwirn & Co., L.P.
           745 Fifth Avenue, 18th Floor
           New York, NY 10151

Designated Filer: D.B. Zwirn & Co., L.P.

Issuer and Ticker Symbol: Global Services Partners Acquisition Corp. (GSPAB)

Date of Event Requiring Statement: November 19, 2007

                             Joint Filer Information

Name: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

Address:   c/o Goldman Sachs (Cayman) Trust, Limited
           P.O. Box 896
           George Town
           Harbour Centre, 2nd Floor
           Grand Cayman, Cayman Islands
           British West Indies

Designated Filer: D.B. Zwirn & Co., L.P.

Issuer and Ticker Symbol: Global Services Partners Acquisition Corp. (GSPAB)

Date of Event Requiring Statement: November 19, 2007

                             Joint Filer Information

Name: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

Address:   c/o D.B. Zwirn & Co., L.P.
           745 Fifth Avenue, 18th Floor
           New York, NY 10151

Designated Filer: D.B. Zwirn & Co., L.P.

Issuer and Ticker Symbol: Global Services Partners Acquisition Corp. (GSPAB)

Date of Event Requiring Statement: November 19, 2007

                             Joint Filer Information

Name: ZWIRN HOLDINGS, LLC

Address:   c/o D.B. Zwirn & Co., L.P.
           745 Fifth Avenue, 18th Floor
           New York, NY 10151

Designated Filer: D.B. Zwirn & Co., L.P.

Issuer and Ticker Symbol: Global Services Partners Acquisition Corp. (GSPAB)

Date of Event Requiring Statement: November 19, 2007

                             Joint Filer Information

Name: DBZ GP, LLC

Address:   c/o D.B. Zwirn & Co., L.P.
           745 Fifth Avenue, 18th Floor
           New York, NY 10151

Designated Filer: D.B. Zwirn & Co., L.P.

Issuer and Ticker Symbol: Global Services Partners Acquisition Corp. (GSPAB)

Date of Event Requiring Statement: November 19, 2007